                                                                     EXHIBIT 3

                    BY-LAWS OF HEALTHDYNE TECHNOLOGIES, INC.

                                   ARTICLE I

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

     Section 2. Special Meeting; Call and Notice of Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. The Corporation shall call a special meeting of shareholders upon written request of the holders of at least sixty percent (60%) of the outstanding Common Stock. Such meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. Written notice of each meeting of shareholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than fifty (50) days prior to such meeting unless such shareholder waives notice of the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which a plan of merger or consolidation is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information.

     Notice of any meeting may be given by the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting. Business transacted at any special meeting shall be limited to the purposes set forth in the notice.

     Section 3. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these By-Laws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     Section 4. Proxies. A shareholder may vote either in person or by a proxy which he has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

     Section 5. Action of Shareholders Without Meeting. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, except that, with respect to approval of a plan of merger or consolidation by written consent, information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.

     Section 6. Notice of Business. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation
(i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 6. The nomination by a shareholder of any person for election as a director, other than the persons nominated by the Board of Directors or any duly authorized committee thereof, shall be considered business other than business specified in clauses (a) and
(b) above and shall be permitted only upon compliance with the requirements of this Section 6.

     In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business described to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and
(vi) in the case of the nomination of a person as a director, a brief description of the background and credentials of such person including (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 6; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 6 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 7. Special Meeting at Request of Shareholders.

     (a) Any holder or holders of record of Common Stock requesting the Corporation to call a special meeting of shareholders pursuant to Section 2 of this ARTICLE I (collectively, the "Initiating Shareholder") shall deliver or mail written notice of such request to the Secretary of the Corporation at its principal executive offices (the "Notice"). The Notice shall contain all the information that would be required in a notice to the Secretary given pursuant to Section 6 of this ARTICLE I in connection with an annual meeting of shareholders.

     (b) If the Initiating Shareholder owns of record at least 60% of the outstanding Common Stock, the Corporation shall be required to call the special meeting of shareholders requested by the Initiating Shareholder.

     (c) If the Initiating Shareholder does not own of record at least 60% of the outstanding Common Stock, the provisions of this subsection (c) shall apply. Within 14 days after the Secretary's receipt of the Notice from the Initiating Shareholder containing all the information required by subsection (a) of this
Section 7, the Board of Directors shall fix a record date for determining the shareholders of record entitled to join in the request for the calling of the special meeting of shareholders. Such record date shall not be earlier than the date on which the Board of Directors fixes the same and shall not be later than 30 days after such date. Only holders of record of Common Stock on the record date shall be entitled to join in the request. The Corporation shall give prompt written notice of the fixing of the record date to the Initiating Shareholder. If shareholders of record on the record date owning of record on such date at least 60% of the outstanding Common Stock deliver or mail written requests to the Secretary of the Corporation at its principal executive offices that the Corporation call the special meeting, the Corporation shall promptly appoint an inspector to perform a ministerial review of, and render a report to the Corporation and the Initiating Shareholder concerning, the validity of such requests and any revocations thereof. The inspector will be instructed to perform such review and render such report promptly. The Corporation shall not be required to call the special meeting until the inspector has rendered such report and certified in writing to the Corporation and the Initiating

Shareholder that valid, unrevoked requests for the calling of the special meeting were received from shareholders of record on the record date owning of record on such date at least 60% of the outstanding Common Stock. Nothing contained in this subsection (c) shall be construed to mean or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any written request or revocation thereof, whether before or after certification by the inspector, through court proceedings or otherwise. Any dispute as to whether or not the Corporation is required to call the special meeting of shareholders will be resolved through appropriate court proceedings, in which the Corporation will request the court to resolve the dispute as expeditiously as possible.

     (d) Notwithstanding any other provision of these By-laws, no written request to call a special meeting of shareholders shall be effective unless, within 70 days after the record date fixed pursuant to subsection (c) of this
Section 7, the Corporation has received such written requests from shareholders of record on such record date owning on such date at least 60% of the outstanding Common Stock.

     (e) The record date for determining the shareholders of record entitled to vote at a special meeting called pursuant to this Section 7 shall be fixed by the Board of Directors, but shall not be later than 14 days after it is determined that the Corporation is required to call such meeting. Written notice of the meeting shall be mailed by the Corporation to shareholders of record on such record date within 10 days after the record date (or such longer period as may be necessary for the Corporation to file its proxy materials with, and receive and respond to the comments of, the Securities and Exchange Commission), and the meeting will be held within 50 days after the date of mailing of the notice, as determined by the Board of Directors.

     (f) The business to be conducted at a special meeting called pursuant to this Section 7 shall be limited to the business set forth in the Notice and such other business or proposals as the Board of Directors shall determine and shall be set forth in the notice of meeting. The Board of Directors or the Chairman of the Board of Directors may determine rules and procedures for the conduct of the meeting.

                                   ARTICLE II

                                   DIRECTORS

     Section 1. Power of Directors. The Board of Directors shall manage the business of the Corporation and may exercise all powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by these By-Laws.

     Section 2. Composition of the Board. The size of the Board of Directors of the Corporation shall be fixed from time to time by the Board of Directors and shall consist of not less than three (3) or more than nine (9) natural persons of the age of eighteen years or over, except that if all of the shares of the Corporation are owned beneficially and of record by less than shareholders, the number of directors may be less than three but not less than the number of shareholders. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting of the shareholders, the shareholders shall elect Directors who shall serve until their successors are elected and qualified; provided that the shareholders may, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors, increase or reduce the number of Directors or add or remove Directors with or without cause at any time.

     Section 3. Meetings of the Board; Notice; Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President or by any two Directors, and written notice of the time and place of such meetings shall be given to each Director by first class or air mail at least two (2) days before the meeting or by telephone, telegraph, cablegram or in person at least one (1) day before the meeting. Any Director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

     Section 4. Quorum; Vote Requirement. A majority of the Directors in office at any time shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these By-Laws.

     Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

     Section 6. Committees. The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members an Executive Committee, and/or other committees, each composed of two (2) or more Directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors in reference to (1) an amendment to the Articles of Incorporation or By-Laws of the Corporation, (2) the adoption of a plan of merger or consolidation, (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation, or (4) a voluntary dissolution of the Corporation or a revocation thereof.

     Section 7. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

     Section 8. Telephone Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.

                                  ARTICLE III

                                    OFFICERS

     Section 1. Executive Structure of the Corporation. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which he has been elected or appointed and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except that the same person shall not be both Chairman of the Board of Directors and Secretary, or President and Secretary. The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.

     Section 2. President. The President shall be the chief operating officer of the Corporation and shall be in charge of the day-to-day affairs of the Corporation, subject to the direction of the Board of Directors. He shall preside at all meetings of the shareholders.

     Section 3. Vice President. The Vice President shall act in the case of absence or disability of the President.

     Section 4. Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, and shall have custody of and attest the seal of the Corporation.

     Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

     Section 6. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the President.

     Section 7. Removal of Officers. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

     Section 8. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE IV

                                     STOCK

     Section 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the Chairman of the Board of Directors or President and the Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid.

     Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificates or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

     Section 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

     Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

                                   ARTICLE V

                       DEPOSITORIES, SIGNATURES AND SEAL

     Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

     Section 2. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as of the Board of Directors may from time to time by resolution provide.

     Section 3. Seal. The seal of the Corporation shall be as follows:

     If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                                   ARTICLE VI

                                   INDEMNITY

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

                                  ARTICLE VII

                              AMENDMENT OF BY-LAWS

     The Board of Directors shall have the power to alter, amend or repeal the By-Laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed and new by-laws adopted by the shareholders. The shareholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of all of the Directors then in office. Action by the shareholders with respect to the By-Laws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote.

                                  ARTICLE VIII

               BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

     In addition to any other provisions of law as may be applicable, notwithstanding any other provisions of these By-Laws or the Corporation's Articles of Incorporation to the contrary, the provisions of Section 14-2-1131 through 14-2-1133 of the Georgia Business Corporation Code (the "Code"), as the same may be amended or supplemented from time to time, shall apply to and govern those transactions of the Corporation which constitute "business combinations" (as that term is defined in Section 14-2-1131 of the Code). The provisions of this Article VIII of the By-Laws may not be repealed except in the manner set forth in Section 14-2-1133 of the Code.

                                   ARTICLE IX

                            FAIR PRICE REQUIREMENTS

     In addition to any other provisions of law as may be applicable, notwithstanding any other provisions of these By-Laws or the Corporation's Articles of Incorporation to the contrary, the provisions of Sections 14-2-1110 through 14-2-1113 of the Georgia

Business Corporation code (the "Code"), as the same may be amended or supplemented from time to time, shall apply to and govern those transactions of the Corporation which constitute "business combinations" (as that term is defined in Section 14-2-1110 of the Code). The provisions of this Article IX of the By-Laws may not be repealed except in the manner set forth in Section 14-2-1113 of the Code.